As filed with the Securities and Exchange Commission on January 22, 1998
                                                    Registration No. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933


                              PRT GROUP INC.
          (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                 11-3914972
    (State or Other Jurisdiction of        (IRS Employer Identification No.)
    Incorporation or Organization)

                      342 Madison Avenue, 11th Floor
                         New York, New York 10173
       (Address of Principal Executive Offices, Including Zip Code)

      PRT Group Inc. Amended And Restated 1996 Stock Incentive Plan
                         (Full Title of the Plan)

                        Leonard P. Ciriello, Esq.
                              PRT Group Inc.
                      342 Madison Avenue, 11th Floor
                         New York, New York 10173
                              (212) 922-0800
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                 Copy to:
                         Vincent J. Pisano, Esq.
                 Skadden, Arps, Slate, Meagher & Flom LLP
                             919 Third Avenue
                         New York, New York 10022
                              (212) 735-3000


                     CALCULATION OF REGISTRATION FEE

                                            Proposed Maximum
                                                Offering         Proposed Maximum
    Title Of Securities To   Amount To Be      Price Per            Aggregate         Amount Of
       Be Registered(1)       Registered        Share(2)         Offering Price   Registration Fee
---------------------------------------------------------------------------------------------------
1. Common Stock, par value        394,750         $4.38            $1,735,575             $510.06
   $.001 per share
2.             "  "                65,150          5.63             1,729,005              108.20
3.             "  "               698,275         12.00               366,795            2,471.89
4.             "  "               454,300         13.00             3,379,300            1,742.24
5.             "  "             2,689,525         12.25            32,946,681            9,719.27
               Total:           4,302,000                         $49,327,681          $14,551.66
=================================================================================================

(1) The Common Stock being registered relates to (i) past option grants, with option exercise prices as indicated, and (ii) option grants to be undertaken in the future, with option exercise prices to be determined.
(2) In accordance with Rule 457(h)(1) under the Securities Act, the option exercise price.
(3) The registration fee has been calculated pursuant to Rule 457(c) and
    (h) under the Securities Act on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq National Market on January 16,1998, a date within five business days prior to the date of filing of this Registration Statement.



                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.        Plan Information.

               Not required to be filed with this Registration Statement. The information called for in Part I of Form S-8 will be included in a Prospectus which is to be distributed to participants in the Amended and Restated 1996 Stock Incentive Plan of PRT Group Inc.

Item 2.        Registrant Information and Employee Plan Annual Information.

               Not required to be filed with this Registration Statement.


                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

               The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

                         (a) Final Prospectus dated November 20, 1997 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act") of PRT Group Inc. ("PRT" or the "Company")

                         (d)    Form 8-A (File No. 000-23315) of the
                                Company dated November 4, 1997, which
                                incorporates by reference the title and
                                description of the Company's Common
                                Stock, par value $.001 per share (the
                                "Common Stock"), which is contained under the caption "Description of Capital Stock" in the Regis tration Statement of the Company on Form S-1 (File No. 333-36169), de clared effective by the Commission on November 20, 1997, relating to the initial public offering of the Common Stock of the Company.

               All documents hereafter filed by PRT pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securi ties Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

            Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

               Certain legal matters with respect to the offering of the shares of Common Stock registered hereby will be passed upon for PRT by Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022. Isaac Shapiro, a member of Skadden, Arps, Slate, Meagher & Flom LLP, is a director and stockholder of the Company and has been granted options pursuant to the Amended and Restated 1996 Stock Option Plan of PRT Group Inc.

Item 6.     Indemnification of Directors and Officers.

               As authorized by Section 145 of the General Corporation Law of the State of Delaware, each director and officer of PRT may be indemnified by PRT against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of PRT if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of PRT and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. However, if the legal proceeding is by or in the right of PRT, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to PRT unless a court determines otherwise.

               In addition, PRT's By-Laws provide that PRT shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of PRT or is or was serving at the request of PRT as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. PRT shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors of PRT.


Item 7.     Exemption from Registration Claimed.

            Not Applicable.


Item 8.     Exhibits.

            4.1  Amended and Restated  Certificate of Incorporation of the
                 Company.

            4.2  Amended and Restated By-Laws of the Company.

            5.1  Opinion and Consent of Skadden, Arps, Slate, Meagher &
                 Flom LLP.

            10.1 Amended and Restated 1996 Stock Incentive Plan of the
                 Company.

            23.1 Consent of Ernst & Young LLP.

            23.2 Consent of Ernst & Young LLP.

            23.3 Consent of Shulman, Cohen, Furst, Kramer and Rosen, P.C.

            23.4 Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                 (included in Exhibit 5.1).

            24.3 Power of Attorney (contained in, and incorporated by
                 reference to, Pages 6 and 7 of this Registration Statement).


Item 9.     Undertakings.

            (a)   The undersigned Registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i)  to include any prospectus required by
                              Section 10(a)(3) of the Securities Act of
                              1933;

                         (ii) to reflect in the prospectus any facts or
                              events arising after the effective date of the Registration Statement (or the most recent post-effective amendment hereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                       (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration State ment or any material change to such information in the Registration Statement;

                         provided, however, that paragraphs (a)(1)(i) and
                         (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is con tained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration State ment.

                  2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 22nd day of January, 1998.


                                    PRT GROUP INC.


                                    By: /s/ Douglas K. Mellinger
                                        ____________________________
                                       Name:  Douglas K. Mellinger
                                       Title: Chairman of the Board, President
                                              and Chief Executive Officer


                            POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each officer or director of PRT Group Inc. whose signature appears below constitutes and appoints Douglas K. Mellinger, Lowell W. Robinson, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                        Date


/s/ Douglas K. Mellinger        Chairman of the Board,       January 22, 1998
------------------------        President and
Douglas K. Mellinger            Chief Executive Officer


/s/ Lowell W. Robinson          Chief Financial Officer      January 22, 1998
----------------------
Lowell W. Robinson


/s/ Esther Dyson                Director                     January 22, 1998
----------------------
Esther Dyson


/s/ Michael Enthoven            Director                     January 22, 1998
----------------------
Michael Enthoven


/s/ Robert P. Forlenza          Director                     January 22, 1998
----------------------
Robert P. Forlenza


/s/ Craig D. Goldman            Director                     January 22, 1998
--------------------
Craig D. Goldman


/s/ Gregory S. Mellinger        Director                     January 22, 1998
------------------------
Gregory S. Mellinger


/s/ Isaac Shapiro               Director                     January 22, 1998
----------------------
Isaac Shapiro


/s/ Irwin J. Sitkin             Director                     January 22, 1998
-------------------
Irwin J. Sitkin


/s/ Jack L. Rivkin              Director                     January 22, 1998
------------------
Jack L. Rivkin



                              EXHIBIT INDEX


    Exhibit.
    Number

    4.1      Amended and Restated Certificate of Incorporation of the Company.

    4.2      Amended and Restated By-Laws of the Company.

    5.1      Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom LLP.

    10.1     Amended and Restated 1996 Stock Incentive Plan of the Company.

    23.1     Consent of Ernst & Young LLP.

    23.2     Consent of Ernst & Young LLP.

    23.3     Consent of Shulman, Cohen, Furst, Kramer and Rosen, P.C.

    23.4     Consent of Skadden, Arps, Slate, Meagher & Flom LLP
             (included in Exhibit 5.1).

    24.3 Power of Attorney (contained in, and incorporated by reference to, Pages 6 and 7 of this Registration Statement).